                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the Registrant  [X]
        Filed by a Party other than the Registrant [ ]
        Check the appropriate box:
        [ ]  Preliminary Proxy Statement     [ ]  Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
        [X]  Definitive Proxy Statement
        [ ]  Definitive Additional Materials
        [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        The Harvey Entertainment Company
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant))

Payment of Filing Fee (Check the appropriate box):
        [X]  No fee required
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)  Title of each class of securities to which transaction applies:

             Not applicable.

        (2)  Aggregate number of securities to which transactions applies:

             Not applicable.

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

             Not applicable.

        (4)  Proposed maximum aggregate value of transaction:

             Not applicable.

        (5)  Total fee paid:



        [ ]  Fee paid previously with preliminary materials:



        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:

             Not applicable.

        (2)  Form, Schedule or Registration Statement no.:

             Not applicable.

        (3)  Filing Party:

             Not applicable

        (4)  Date Filed:

             Not applicable.

April 25, 1997




Dear Shareholder:

You are cordially invited to attend the annual meeting of holders of Common Stock of The Harvey Entertainment Company to be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, 90067, on Tuesday, June 3, 1997, at 10:00 a.m.

At this meeting, Shareholders are being asked to elect three directors to the Company's Board of Directors, to approve the Company's 1997 Stock Option Plan, to ratify a one-time grant of stock options to directors and to ratify management's appointment of independent auditors for 1997. Please give your attention to the Proxy Statement appearing on the following pages, which describes these matters in detail.

It is important that your shares be represented at the annual meeting whether or not you are personally able to attend. YOU ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

Thank you for your cooperation.

Sincerely,




Jeffrey A. Montgomery
Chairman and Chief Executive Officer

               NOTICE OF ANNUAL MEETING OF HOLDERS OF COMMON STOCK
                             TO BE HELD JUNE 3, 1997

Notice is hereby given that the annual meeting of holders of Common Stock of The Harvey Entertainment Company (the "Company") will be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, 90067, on Tuesday, June 3, 1997, at 10:00 a.m. for the following purposes:

        (1)    Election of Directors by Shareholders.

        (2)    Approval of the Company's 1997 Stock Option Plan.

        (3)    Ratification of a one-time grant of stock options to directors.

        (4) Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

        (5) Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed April 25, 1997 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged to promptly complete, date and sign the enclosed proxy and mail it to the Company in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

By Order of the Board of Directors,




Gregory M. Yulish
Secretary

April 25, 1997
Los Angeles, California

                        THE HARVEY ENTERTAINMENT COMPANY
                            1999 AVENUE OF THE STARS
                                   SUITE 2050
                          LOS ANGELES, CALIFORNIA 90067

                                 PROXY STATEMENT

                                  SOLICITATION

        This Proxy Statement is furnished to shareholders of The Harvey Entertainment Company (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at the annual meeting of holders of Common Stock scheduled to be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, 90067, on Tuesday, June 3, 1997, at 10:00 a.m. and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy are first being mailed to shareholders is April 25, 1997. The Company's principal executive offices are located at 1999 Avenue of the Stars, 20th Floor, Los Angeles, California 90067.

        Proxies, in the forms enclosed, are being solicited by the Board for use at the annual meeting. The persons named as proxies were selected by the Board and are employees of the Company or its affiliates. Proxies may be revoked by a shareholder by written notice (including a properly executed and later dated proxy) to the Secretary of the Company at any time prior to the voting. In addition, a shareholder who attends the annual meeting may vote his shares personally and revoke his proxy at that time. All shares represented by valid proxies received pursuant to this solicitation, and not subsequently revoked, will be voted as provided on the proxy.

        The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their reasonable out-of-pocket expenses.

        The Board has fixed the close of business on April 25, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the annual meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the annual meeting. At the close of business on the Record Date, the Company had outstanding 3,593,900 shares of Common Stock. The Common Stock is entitled to vote on the election of three members of the Board of Directors, approval of the Company's 1997 Stock Option Plan, ratification of the one-time grant of stock options to directors and ratification of the appointment of independent auditors and other business as may properly come before the meeting or any adjournment thereof. The holders of a majority of the Common Stock constitute a quorum for those portions of the meeting where action is required of holders of Common Stock.

                       VOTE REQUIRED AND VOTING PROCEDURE

        Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share standing in his, her or its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for vote at the Meeting.

        In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Jeffrey A. Montgomery and Gregory M. Yulish as proxies. Shares represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under "Election of Directors," FOR approval of the Company's 1997 new Stock Option Plan, FOR ratification of the one-time grant of stock options to directors and FOR ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

        A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Approval of each matter specified in the Notice of Annual Meeting requires the affirmative vote of the holders of a majority, or in the case of the election of directors a plurality, of the outstanding shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote thereat.

        In the election of directors, the nominees receiving the highest number of votes of shares represented in person or by proxy at the Meeting and entitled to vote on such matter will be elected directors of the Company. Accordingly, non-voted shares with respect to the election of directors will not affect the outcome thereof. The approval of the 1997 Stock Option Plan, ratification of the one-time grant of stock options to directors and the appointment of Deloitte & Touche LLP as the Company's auditors for the fiscal year ending December 31, 1997 will be approved only if a majority of the shares represented in person or by proxy at the Meeting and entitled to vote thereon casts affirmative votes with respect to such matters. Thus, with respect to such matters, non-voted shares will have the effect of a negative vote.

        The Board of Directors has appointed American Stock Transfer & Trust Company as the Inspector of Elections for the Meeting. The Inspector of Elections will determine the number of shares of Common Stock represented, in person or by proxy, at the Meeting, whether a quorum exists, the authenticity, validity and effect of proxies and will receive and count the votes. None of the matters to be voted on at the Meeting will be by ballot unless a shareholder demands election by ballot at the Meeting and before the voting begins.

                         ACTION TO BE TAKEN UNDER PROXY

        All proxies for shareholders in the accompanying form that are properly executed and returned will be voted at the meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the three nominees described herein, for approval of the Company's 1997 Stock Option Plan and for the ratification of the appointment of independent auditors.

        All outstanding shares of the Company's Common Stock and represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A shareholder may, with respect to the election of directors (i) vote for the election of all nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or
(iii) vote for the election of all such director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating on the proxy. Withholding authority to vote for a director nominee will not prevent such nominee from being elected. A shareholder may, with respect to each other matter specified in the notice of meeting (i) vote "for" the matter, (ii) vote "against" the matter or (iii) "abstain" from voting on the matter. A vote to abstain from voting on a matter has the legal effect of a vote against such matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to shareholders. If no instructions are given, the shares will be voted for the election of all nominees named herein as directors, for approval of the Company's 1997 Stock Option Plan, for the ratification of the one-time grant of stock options to directors and for ratification of the selection of Deloitte & Touche LLP, as independent auditors of the Company for the fiscal year ending December 31, 1997.

               A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to any particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered non-voted shares.) Approval of each matter specified in the Notice of Annual Meeting requires the affirmative vote of a majority, or in the case of the election of directors, a plurality, of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on such matter. Accordingly, non-voted shares with respect to such matters will not effect the determination of whether such matters are approved or the outcome of the election of directors.

        The Board knows of no matters, other than those stated above, to be presented and considered at the meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the meeting from time to time.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

        It is intended that the persons named in the proxy for shareholders will, unless otherwise instructed, vote for the election of the three nominees listed below to serve as Directors until the next annual meeting of shareholders following their election and until their respective successors are elected and have qualified. If any nominee, for any reason presently unknown, cannot be a candidate for election, the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board. Each of the three nominees listed below has agreed to serve as a Director of the Company if so elected.

           NOMINEES FOR ELECTION BY SHAREHOLDERS                       TERMS
           -------------------------------------                       -----
                   Jeffrey A. Montgomery                     Until 1998 Annual Meeting
                   Gary M. Gray                              Until 1998 Annual Meeting
                   Allan R. Raphael                          Until 1998 Annual Meeting

        The following information with respect to the principal occupation or employment of each nominee and incumbent Director, the name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations and business experience during the past five years, has been furnished to the Company by the respective nominees and incumbent Directors. This information includes a description of each person's service, if any, with the Company.

INFORMATION CONCERNING CURRENT DIRECTORS AND NOMINEES FOR DIRECTORS

        JEFFREY A. MONTGOMERY has been Chief Executive Officer and a director of the Company since he founded it in 1989. Mr. Montgomery graduated in 1988 with a Masters in Fine Arts from the University of Southern California School of Cinema
- Television and earned his Bachelor of Science in Finance and Marketing from the University of Southern California School of Business in 1986.

        GARY M. GRAY has been a director of the Company since 1991. Mr. Gray is a licensed attorney and business consultant currently based in Oklahoma City. Prior to returning to Oklahoma in 1993, Mr. Gray practiced law in New York City for two years. Prior to attending Harvard Law School from 1987 to 1990, Mr. Gray was involved in various investment and banking activities, principally in Oklahoma.

        ALLAN R. RAPHAEL has been a director of the Company since March 1995. Mr. Raphael is a Senior Vice President of Arnhold and S. Bleichroeder, Inc., a New York-based investment banking, brokerage and asset management firm. Mr. Raphael is Portfolio Manager for the First Eagle International Fund and Aquila International Fund, both of which are advised by Arnhold and S. Bleichroeder, Inc. Mr. Raphael rejoined Arnhold and S. Bleichroeder, Inc. in December 1992, where previously he was employed from 1980 to 1984 as Director of Research. Prior to December 1992, he served as a Global Portfolio Manager at Caxton Corporation and Soros Fund Management. Mr. Raphael graduated from the University of Pennsylvania Wharton School of Finance in 1965, where he received a B.S. in Economics.

BOARD MEETINGS

        During 1996, the Board met five times. Messrs. Montgomery, Raphael and Gray attended each such meeting.

STOCK OPTION AND COMPENSATION COMMITTEE

        The Stock Option and Compensation Committee of the Board consists of Messrs. Raphael and Gray. The Stock Option and Compensation Committee, which determines executive remuneration, met four times in 1996. Messrs. Raphael and Gray attended these meetings.

AUDIT COMMITTEE

        The Audit Committee of the Board consists of Messrs. Raphael and Gray. The Audit Committee met one time in 1996. Mr. Gray and Mr. Raphael attended this meeting.

        The Company does not have a standing Nominating Committee.

BOARD FEES

        Directors of the Company who are neither employees of the Company nor of the Company's affiliates beginning in 1997 will receive $20,000 in cash each year for serving on the Board of Directors. Such Directors also receive 10,000 stock options under the Company's 1994 Stock Option Plan on each anniversary of May 18 (the anniversary of approval of the 1994 Stock Option Plan). As described in Proposal No. 3 below, at December 26, 1996, (on which date the Company's Common Stock closed at $5.75 per share) the Board granted to each independent Director 20,000 options exercisable at $7.25 per share under the Company's proposed 1997 Stock Option Plan, subject to shareholder approval.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

        The following table sets forth, as of April 22, 1997, certain information regarding the beneficial ownership of the Company's Common Stock by:
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers of the Company who own shares of the Company's Common Stock, and (iv) all of the Company's executive officers and directors as a group:


                                                                           Percent of
                                                Common                       Common
Beneficial Owner                              Stock Owned                  Stock Owned
----------------                              -----------                  -----------

AKAUSA Holdings Limited(1)                    1,075,000                      29.91%

Ahmad Bin Khalid Al-Saud(1)                   1,075,000                      29.91%

Jeffrey A. Montgomery                           637,667                      15.71%
(director and officer)(2)

Gary M. Gray                                     37,500                       1.03%
(director)(3)

Allan R. Raphael                                 42,500                       1.17%
(director)(4)

Gregory M. Yulish                               117,834                       3.18%
(officer)(5)

Universal Studios, Inc.(6)                      374,500                      10.42%

Arnhold and S.                                  301,670                       8.33%
Bleichroeder, Inc.(7)

All Officers and Directors                      835,501                      19.70%
as a group (4 persons)

(1) Includes shares held by AKAUSA and Mr. Al-Saud. The United States mailing address of AKAUSA and the United States address of Mr. Ahmad Bin Khalid Al-Saud is 3535 N. W. 58th Street, Suite 950, Oklahoma City, Oklahoma 73112. AKAUSA is a Cayman Islands corporation, 100% of whose stock is owned by Mr. Ahmad Bin Khalid Al-Saud, a citizen and resident of Saudi Arabia. AKAUSA owns 475,000 shares; Mr. Al-Saud owns 600,000 shares directly.

(2) The address of Mr. Montgomery is 1999 Avenue of the Stars, Suite 2050, Los Angeles, California 90067. Includes 55,000 shares which vested in each of March 1994, 1995, 1996 and 1997, 33,334 shares which vested in April 1996 and 1997, 50,000 shares which vested in April 1997, and 125,000 shares subject to an option which became exercisable upon commencement of principal photography of a motion picture featuring Casper, the Friendly Ghost. (All characters referred to in the proxy statement are the copyrighted and trademarked property of The Harvey Entertainment Company.)

(3) The address of Mr. Gray is 3535 Northwest 58th Street, Suite 950, Oklahoma City, Oklahoma 73112. Includes options to purchase 5,000 shares which became exercisable in May 1994, 2,500 shares which became exercisable in May 1995 and 1996, 7,500 shares which became exercisable in March 1996, and 20,000 shares which were granted in December 1996 and will become exercisable in June 1997, subject to the approvals sought herein.

(4) Including options to purchase 2,500 shares which became exercisable in May 1995 and 1996, 7,500 shares which became exercisable in March 1996 and 20,000 shares which were granted in December 1996 and will become exercisable in June 1997, subject to the approvals sought herein. Does not include shares held or controlled by Arnhold and S. Bleichroeder, Inc. Mr. Raphael is a senior Vice President of Arnhold and S. Bleichroeder, Inc. The address of Mr. Raphael in 1345 Avenue of the Americas, New York, New York 10105.

(5) The address of Mr. Yulish is 1999 Avenue of the Stars, Suite 2050, Los Angeles, California 90067. Includes 5,000 shares which vested in each of March 1994, 1995, 1996, and 1997, 16,667 shares which vested in April 1996 and 1997, 25,000 shares which vested in April 1997, and 37,500 shares subject to an option which became exercisable upon commencement of principal photography of a motion picture featuring Casper, the Friendly Ghost.

(6) The address of Universal Studios, Inc. (formerly known as MCA Inc.) is 100 Universal City Plaza, Universal City, California 91608. Universal Studios is controlled by the Seagram Company Ltd., a Canadian Company. The address of the Seagram Company Ltd. is 375 Park Avenue, New York, New York 10152.

(7) The address of Arnhold and S. Bleichroeder, Inc. is 1345 Avenue of the Americas, New York, New York 10105. Arnhold and S. Bleichroeder, Inc. hold these shares for five separate fiduciary accounts. Also includes 25,000 shares underlying a Warrant issued to Arnhold and S. Bleichroeder in January 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has entered into certain relationships and transactions with related parties. Such relationships and transactions include, without limitation, the following:

RELATIONSHIP WITH UNIVERSAL STUDIOS

        In December 1990, the Company sold Universal Studios a 20% equity interest in the Company for $3 million and entered into a Registration Agreement and Memorandum of Distribution Agreement with Universal Studios. In September 1994, the Company and Universal Studios entered into the television animation agreement described below. In January 1997, the Company and Universal Studios amended their merchandising relationship as described below.

        UNIVERSAL STUDIOS DISTRIBUTION AGREEMENT AND ANIMATION AGREEMENT

        The Company and Universal Studios entered into a Memorandum of Distribution Agreement dated as of December 7, 1990, as amended by letters dated April 22, 1993 and September 28, 1993 (the "Universal Studios Distribution Agreement"), pursuant to which Universal Studios was granted certain limited rights, with no corresponding obligation, to exploit the Company's characters and products in (i) theatrical motion pictures, (ii) television, (iii) home video, (iv) merchandising, (v) theme parks, and (vi) new media. The Universal Studios Distribution Agreement limited the Company's ability to control the exploitation of its characters. Under the Agreement, the Company maintained the right to create and distribute existing and new television, home video and new media products, subject to Universal Studios' rights of first refusal, and also maintained the right to exploit the Company's characters in Harvey theme parks outside of a 150 mile radius of Universal Studios' prior theme park use of such characters. On September 22, 1994, the Company and Universal Studios entered into an agreement to produce animated television productions based on the Company's characters. Other than with respect to the Casper animated series, this agreement expired on September 30, 1995.

        THEATRICAL MOTION PICTURES. Under the Universal Studios Distribution Agreement, Universal Studios has the sole and exclusive right and license to develop, produce and distribute theatrical motion pictures based on the Casper, the Friendly Ghost character (a "Casper Picture"). In May 1995, a theatrical motion picture featuring Casper, the Friendly Ghost was released. To date, the movie has grossed approximately $280 million at the box office. The Company is entitled to certain fees, which have already been paid, plus a percentage of gross profits, if any, derived after initial actual breakeven (as such terms are defined in the Universal Studios Distribution Agreement), and a percentage of the gross proceeds from merchandising in connection with the Casper Picture, less a distribution fee and certain costs. The Company's participation in the film's profits is unpredictable and the Company believes that it has received the bulk of its share of gross proceeds from merchandising revenues.

        Upon commencement of principal photography of the feature-length theatrical "CASPER" Picture, Universal Studios became vested with all theatrical sequel and theatrical remake rights to the Casper character. For each subsequent theatrical feature-length "Casper" Picture, the Company will be entitled to a Rights/Services Fee to be negotiated, which cannot be less than the amount paid by Universal Studios for the first "Casper" Picture. The Company and Universal Studios have agreed to also negotiate in good faith any Rights/Services Fee payable to the Company for any future non-feature length theatrical "Casper" Picture and other theatrical motion pictures, if any, in which the Casper, the Friendly Ghost character may appear. If Universal Studios and the Company fail to reach an agreement on the terms of any non-feature theatrical "Casper" Picture or feature where Casper may appear, both will be precluded from exploiting non-feature and feature length theatrical picture rights with respect to appearances of Casper, the Friendly Ghost for a specified period of time following the termination of negotiations.

        With respect to motion pictures ("New Character Pictures") based on characters not owned or controlled by the Company as of December 7, 1990 ("New Characters"), the Company has the right to produce and develop (or to license others to produce and develop) such New Character Pictures subject to certain First Negotiation/First Refusal Rights held by Universal Studios. Such rights will terminate upon the later of (i) that date arising five (5) years after the initial public use by the Company of each New Character or (ii) December 7, 2000. The contracted date of termination date for the rights will be extended for an additional five (5) years on a "rolling" basis for each New Character when Universal Studios commences principal photography on a motion picture featuring the character. Such extensions will commence with the date of the release of such newly commenced New Character Picture (but will not extend beyond seven (7) years from the commencement date for principal photography of each film).

        Although Universal Studios' rights to develop and produce theatrical motion pictures featuring existing Harvey characters expired in December 1995, it has retained certain rights of "First Negotiation" which it may exercise should the Company attempt to license or transfer theatrical motion picture rights or such characters to third parties. Such rights expire on the earlier of
(i) December 7, 2000, or (ii) the date upon which Universal Studios ceases to own at least five percent (5%) of the outstanding capital stock of the Company.

        TELEVISION. Universal Studios has First Negotiation/First Refusal Rights until December 7, 2000 (subject to extensions) with respect to domestic and foreign television distribution (subject to the HIT Foreign Distribution Agreement) of material in the Company's library existing as of December 7, 1990, and to any material acquired or developed for television by the Company thereafter ("New Television Product"). However, in connection with products made for home video, the Company may, under certain circumstances, license the related television rights to a third party concurrent with the transfer of home video rights, notwithstanding Universal Studios' First Negotiation/First Refusal Right. The Company also may, notwithstanding Universal Studios' First Negotiation/First Refusal Right, directly license any first-run New Television Product to a network.

        On September 22, 1994, Universal Studios and the Company formed an animation productions services organization, known as the Universal/Harvey Animation Studios(TM), for the purpose of developing and producing television motion pictures based on the Harvey Classic Characters or other characters. In 1996, the venture produced 26 30-minute episodes of "Casper" for the Fox Kid's Television Network(TM). The venture has begun production of another 26 episodes for delivery to "Fox" in 1997 and 1998. Universal Studios has been granted merchandising and publishing (except for comic books) agency rights limited to the animated entertainment produced by the venture. The agreement requires Universal Studios to fund the costs of the productions, while the Company retains a right to share in profits, if any, which arise from the venture. The Company has also retained gross participations in merchandising revenues from the venture's productions. The Company does not expect that the venture will produce any additional animation based on the Harvey Classic Characters, but the Universal/Harvey Animation Studios(TM) has the right for a certain period of time under certain circumstances to produce any additional episodes of "Casper" ordered by Fox.

          In March, 1995, the Company and Universal Studios entered into an agreement to co-produce 13 animated Baby Huey shorts, together with Richie Rich bumpers (which are 30-second animated introductory and concluding sequences), for the 1995/1996 season of "The Baby Huey Show". Pursuant to the agreement and an amendment thereto, Universal Studios acquired certain distribution, sequel and other rights to the episodes produced for the 1995/1996 season. (Such rights have all expired or been repurchased by the Company.)

        HOME VIDEO. Universal Studios holds certain First Negotiation/First Refusal Rights with respect to the Company's worldwide licensing of (i) home video rights in the Company's library existing on the date of the Universal Studios Distribution Agreement, (ii) New Television Products (subject to the Company's retaining the right under certain circumstances to transfer home video rights in a New Television Product to a third party concurrent with the transfer of television rights), and (iii) characters and products which the Company intends to exploit initially in the home video market. Unless extended, the rights expire December 7, 2000. Universal Studios was accorded an opportunity to negotiate for the upcoming "Richie Rich" direct-to-video and 1997 "Casper" video, however the terms offered by Universal Studios were not acceptable to the Company and alternate arrangements were made.

        In 1992, Universal Studios and the Company reached an agreement in the home video market pursuant to which Universal Studios paid the Company an advance, recoupable against the Company's royalty, for the right to package and distribute one-half hour videos made from the Company's Classic Film Library.

        MERCHANDISING. With respect to all publishing and merchandising exploitation of the Company's characters, Universal Studios had the right to act as the exclusive worldwide licensing agent of the Company. In such capacity, Universal Studios was entitled to recoup a certain amount of its documented expenses and retain a distribution fee based on the amount of revenues derived from its merchandising activities. Most of these rights expired in April 1996, and the Company now controls its merchandising rights under a temporary agreement with Universal Studios. The Company has the right to approve Universal Studios' business and creative decisions with respect to Universal Studios' remaining merchandising rights. The Company and Universal Studios are currently discussing a more permanent arrangement. There is no assurance that a permanent arrangement acceptable to the Company will be reached.

        If Universal Studios and the Company do not enter into a permanent merchandising relationship, the Company believes Universal Studios' only remaining merchandising rights will be to Casper and will be limited to: (i) the right to merchandise products associated with the "Casper" animated series for two and one-half years after the last animated "Casper" episode is produced by Universal Studios, and (ii) certain rights to merchandise products in connection with any "Casper" sequel theatrical feature, if one is ever produced.

        THEME PARKS. Under the Universal Studios Distribution Agreement, Universal Studios has certain exclusive rights to exploit the Harvey Classic Characters and related products in theme parks similar in scope to Universal Studios Florida and Universal Studios Hollywood located within the United States, the United Kingdom, France and Japan and certain non-exclusive rights with respect to theme parks throughout the remainder of the world. In general, Universal Studios' rights to theme park exploitation continue until the latest to occur of (i) fifteen (15) years from any specific date upon which Universal Studios closes any designated attraction which principally features a Harvey Classic Character, or (ii) December 7, 2010 in connection with any feature length motion picture based on a Company-owned character produced or caused by Universal Studios, or (iii) December 7, 2000 in connection with any other characters. In addition, for ninety-nine (99) years after an expiration of such rights occurs, Universal Studios will retain certain non-exclusive worldwide theme park exploitation rights.

        Notwithstanding such Universal Studios rights, the Company retains certain limited rights to use the Harvey Classic Characters to stroll throughout theme parks in all states other than California and Florida, in which Universal Studios is not using such character in any Universal Studios theme park located in that state or within a 150 mile radius thereof. The Company also has the right to utilize the Harvey Classic Characters and products in and in connection with theme parks owned or controlled by the Company and located more than 150 miles from any Universal Studios park.

        OTHER MEDIA. In connection with the transfer of any exploitation rights in characters or products of the Company in any form of media other than publications or the forms of media discussed above, Universal Studios holds certain First Negotiation/First Refusal Rights to certain key Harvey Classic Characters and First Negotiation Rights to other characters. These rights, unless extended, expire December 7, 2000.

        SECURITY INTEREST. In order to secure Universal Studios' rights under the Universal Studios Distribution Agreement, the Company granted to Universal Studios security interests in the rights it acquired.

        RECENT UNIVERSAL STUDIOS DEVELOPMENTs. The Company entered into a short-term sublease with MCA Records ( a subsidiary of Universal Studios) on September 22, 1996 for 3,000 square feet of space at its Santa Monica premises for a monthly rental of approximately $7,000 until October 1997 at which time it increases to $7,500 until September 1999. The lease was initially for a four-month period and has been extended to September 1999.

REGISTRATION AGREEMENTS

        The Company entered into a Registration Rights Agreement dated as of December 7, 1990, as amended by letter dated as of April 22, 1993, with Universal Studios and AKAUSA (the "Registration Agreement"). The Registration Agreement provides that at any time after June 18, 1994, AKAUSA and/or Universal Studios may request that the Company use its best efforts to register for sale under the Securities Act their respective shares of the Company's Common Stock. The Registration Agreement also provides for a second demand registration and for certain "piggy back" registration rights in the event the Company initiates another registered stock offering under the Securities Act.

        In October 1994, the Company sold 250,000 shares of Common Stock, AKAUSA sold 200,000 shares of Common Stock and Mr. Montgomery sold 50,000 shares of Common Stock in a private placement. Purchasers therein were granted registration rights.

        The Company filed a Registration Statement on Form S-3 to register the shares sold in the 1994 private placement. AKAUSA has also exercised its piggyback registration rights with respect to the Company's current Form S-3 filing. In addition, Mr. Montgomery also requested that the Company register, and the Company agreed, 175,000 shares of his Common Stock in the Company's current Registration Statement on Form S-3. None of Mr. Montgomery's or AKAUSA's stock has been sold under such Registration Statement.

MONTGOMERY LOAN

        On July 25, 1991, the Company loaned Mr. Montgomery $127,500 secured by a third trust deed on Mr. Montgomery's residence in Los Angeles. Mr. Montgomery's residence was sold in November 1996 and the promissory note was paid in full at that time.

EMPLOYMENT AGREEMENT

        The Company has also entered into employment agreements with Messrs. Montgomery and Yulish. See "Executive Compensation."

                                   MANAGEMENT

        The following table sets forth certain information with respect to the directors and executive officers of the Company:

NAME                         AGE         POSITION
----                         ---         --------
Jeffrey A. Montgomery        32          Chairman, President, CEO and Director
Gregory M. Yulish            32          Executive Vice President, Chief Financial Officer and
                                         Corporate Secretary
Gary M. Gray                 52          Director
Allan R. Raphael             53          Director

        Each of the directors and executive officers serves in similar positions for both the Company and its wholly owned subsidiary, Harvey Comics, Inc. ("Harvey"). Directors are currently elected for terms of one year each.

        The Company's Bylaws allow the Board of Directors to fix the number of directors between three and five. The number of directors is currently fixed at three, but the Board may increase the number to four or five at any time without shareholder consent.

        JEFFREY A. MONTGOMERY. See "Information Concerning Current Directors and Nominees for Directors."

        GREGORY M. YULISH has been Chief Financial Officer of the Company since October 1991 and was elevated to Executive Vice President in November 1993. Mr. Yulish has served as Corporate Secretary since June 1995. From 1989 to 1991, Mr. Yulish was employed by Warner & Corbett, an Accounting Corporation, where he was a manager. From 1986 to 1989, Mr. Yulish was employed by Arthur Andersen & Company where he served in the Tax Department. Mr. Yulish graduated in 1986 from the University of Arizona Business School with a Bachelor of Science in Accounting. Mr. Yulish is a Certified Public Accountant.

        GARY M. GRAY. See "Information Concerning Current Directors and Nominees for Directors."

        ALLAN R. RAPHAEL. See "Information Concerning Current Directors and Nominees for Directors."

        The Company maintains a Stock Option and Compensation Committee and an Audit Committee comprised of Messrs. Raphael and Gray.

        Beginning in 1997, Directors will receive $20,000 in cash each year for serving on the Board of Directors and options to purchase 10,000 shares of Common Stock at the market price on May 18 of each year. As described in Proposal No. 2 below, the Board has recommended that the shareholders approve the Company's 1997 Stock Option Plan and a one-time grant of options to purchase 20,000 shares of Common Stock at $7.25 per share to eligible directors under the new Plan.

        The Company has entered into employment agreements with Messrs. Montgomery and Yulish. See "Executive Compensation."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

        Section 16(a) of the Securities Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and certain other representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                  EXECUTIVE COMPENSATION AND OTHER REMUNERATION

        The following table sets forth all cash and non-cash compensation paid to the chief executive officer and the Company's other executive officer (the "Named Executive Officers") with respect to services rendered during each of the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                             Annual Compensation               Long Term Compensation
                                             -------------------               ----------------------

Name and Principal Position     Year
---------------------------     ----
                                                                             Common Stock
                                                                              Underlying        All Other
                                             Salary            Bonus            Options        Compensation
                                         ---------------  ----------------  ---------------   --------------
Jeffrey A. Montgomery,          1996        $256,487          $250,000(1)                      $ 93,915(2)
Chief Executive Officer         1995        $229,133          $129,627(3)       100,000        $105,710(2)
                                1994        $195,000          $  1,000                         $ 24,320(2)
Gregory M. Yulish,              1996        $137,000          $100,000(1)                      $ 62,286(2)
Executive Vice President,       1995        $127,625          $ 21,844           50,000        $ 44,867(2)
Chief Financial Officer and     1994        $110,000          $  1,000                         $ 16,913(2)
Corporate Secretary


(1) Represents a producer's fee in connection with the 1996 direct-to-video production of Casper, A Spirited Beginning, Messrs. Montgomery and Yulish negotiated an agreement pursuant to which Saban Entertainment agreed to bear all costs of production and to share defined profits, if any, with the Company.

(2) Represents sums advanced under the Company's defined contribution plan, which vest over a period of five years, an unaccountable business expense allowance, benefits under automobile and athletic club plans, and in 1995 the value of a whole life insurance policy transferred to Mr. Montgomery in connection with his employment agreement.

(3) Includes a $75,000 producer's fee bonus relating to the motion picture "Richie Rich" released in 1995.

OPTION GRANTS IN LAST FISCAL YEAR/REPRICING

        No stock options were granted to the Named Executive Officers in the fiscal year ended December 31, 1996, however, the Company in December 1996 repriced all existing options at exercise prices in excess of $7.25 per share, making them exercisable at $7.25 per share.

        The Company's Stock Option Committee believes that a substantial portion of the compensation of the Company's executives should be based on the performance of the Company's Common Stock. The Committee also believes that the price of the Stock in December 1996 (approximately $6.00 per share) did not reflect the performance of management or the true value of the Company. Many outstanding options, prior to the repricing, bore exercise prices ranging from $7.50 to $16 per share. The Committee determined that reducing the strike price of existing high-exercise-price options was an appropriate way to keep management, directors and employees properly motivated. Options held by Mr. Montgomery for 100,000 shares were repriced from $10.00 to $7.25 per share. Options held by Mr. Yulish for 50,000 shares were repriced from $10.00 to $7.25 per share. Options held by Director Gray for 5,000 shares at $10.50, 2,500 shares at $16.13 and 7,500 shares at $8.50 per share and by Director Raphael for

2,500 shares at $16.13 and 7,500 shares at $8.50 per share were all repriced to $7.25 per share. A total of approximately 221,100 options were repriced.

        The following table sets forth certain information regarding option exercises and option values for the Named Executive Officers.

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Securities
                                                                Underlying           Value of Securities
                                                            Unexercised Options     Underlying Unexercised
                                                               at 12/31/96          In-the-Money Options at
                                                                                         12/31/96 (1)
                             Shares Acquired                  Exercisable(#)/
                             on Exercise(#)      Value        Unexercisable(#)          Exercisable($)/
Name and Principal Position                   Realized($)                               Unexercisable($)
===========================  ===============  ============   ==================      =======================
Jeffrey A. Montgomery,            -0-             0            323,333/176,667        $445,875/$169,125
Chief Executive Officer
Gregory M. Yulish,                -0-             0              69,167/43,333          $86,719/$19,375
Executive Vice President,
Chief Financial Officer and
Corporate Secretary


(1) The Company's Common Stock closed on The Nasdaq Stock Market's National Market on December 31, 1996 at $5.9375 per share.

EMPLOYMENT AGREEMENTS

        JEFFREY A. MONTGOMERY. The Company has entered into an employment agreement effective July 10, 1989, amended as of March 2, 1993, and further amended as of April 17, 1995, with Jeffrey A. Montgomery, the Company's Chairman, President and Chief Executive Officer for a term ending April 17, 1998. Mr. Montgomery is entitled to receive a salary of $295,000 a year and certain other benefits for the term of the agreement, including reimbursement of automobile expenses, four weeks paid vacation, reimbursement of the direct transportation expenses of Mr. Montgomery's spouse when she accompanies him on business travel and reimbursement of club dues. In 1995, Mr. Montgomery's base salary for the year was reduced to $249,000 and the additional amounts to which he was contractually entitled were allocated to an unaccountable business expense allowance. Mr. Montgomery may also receive, upon the decision of the Compensation Committee, an annual bonus of up to 40% of his base compensation. In the past Mr. Montgomery has received other bonus compensation when outside directors have determined that certain transactions and his performance related thereto merit additional compensation. In addition, Mr. Montgomery received options to purchase 100,000 shares at $10.00 per share (adjusted to $7.25 per share in December 1996) vesting over three years and 50,000 fully vested options on April 17, 1997. Finally, the Company maintains a $2,000,000 whole life insurance policy on Mr. Montgomery. In 1991, Mr. Montgomery received a loan from the Company for the purchase of a home. The Loan was paid in full of November 1996. See "Certain Relationships and Related Transactions." Mr. Montgomery's employment agreement also provides that the Company will indemnify Mr. Montgomery for any loss he incurs by virtue of his position as an employee of the Company.

        GREGORY M. YULISH. The Company has entered into an employment agreement effective April 1, 1993 with Gregory M. Yulish, the Company's Executive Vice President and Chief Financial Officer, amended as of April 17, 1995, for a term now ending April 17, 1998. Mr. Yulish is presently entitled to a salary of $155,000 per year and certain other benefits for the term of the agreement, including reimbursement of business and automobile expenses, health club dues and four weeks of paid vacation (which increased from three weeks after five years of employment).

In 1995, Mr. Yulish's base salary for the year was reduced to $137,000 and the additional amounts to which he was contractually entitled were allocated to an unaccountable business expense allowance. Mr. Yulish may also receive, upon the decision of the Compensation Committee, an annual bonus of up to 30% of his base compensation. In the past Mr. Yulish has received other bonus compensation when outside directors have determined that certain transactions and his performance related thereto merit additional compensation. In addition, Mr. Yulish received options to purchase 50,000 shares at $10.00 per share (adjusted to $7.25 per share in December 1996) vesting over three years and 25,000 fully vested options on April 17, 1997. Mr. Yulish's employment agreement also provides that the Company will indemnify Mr. Yulish for any loss he incurs by virtue of his position as an employee of the Company.

                                 PROPOSAL NO. 2

                APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN

        At a meeting held in December 1996, the Board of Directors approved the principal terms of a stock option plan for employees, non-employee directors and others, which is being proposed as the 1997 Stock Option Plan of The Harvey Entertainment Company. (the "1997 Plan") subject to shareholder approval at this Meeting. A copy of the 1997 Plan is attached as Appendix A to this Proxy Statement. Approval of the 1997 Plan will require the affirmative vote of a majority of the shares of Common Stock entitled to vote and represented at this Meeting in person or by proxy, provided a quorum is present.

        The Board of Directors believes that stock ownership by key employees and non-employee directors contributes to the growth and success of the Company. The shareholders and the Board of Directors have previously approved three plans authorizing the granting to employees of options to purchase an aggregate of 800,000 shares of Common Stock. Pursuant to those plans, options to purchase an aggregate of approximately 800,000 shares of Common Stock were granted to employees and directors of the Company.

        A brief description of the material features of the 1997 Plan follows; this description is qualified in its entirety by the terms of such plan which are set forth on Appendix A.

        The 1997 Plan provides for the grant of options to purchase an aggregate of 250,000 shares of the Common Stock. Under the 1997 Plan, officers, directors and other key employees are eligible to receive grants of either incentive stock options structured to qualify under Section 422 of the Code, or nonqualified stock options which are not intended to meet the requirements of Code Section
422. Non-employee directors who are eligible under the 1997 Plan may be granted only nonqualified stock options.

        Administration of the 1997 Plan has been delegated to the Stock Option Committee of the Board of Directors, consisting entirely of "non-employee" directors. The Stock Option Committee, within the parameters of this plan, has authority to determine to whom options are granted, the number of options granted and the terms of such options, and may grant options to members of the Committee.

        In each instance, a grant of an option is at the discretion of the Stock Option Committee. The 1997 Plan will become effective on the date of approval by the Board of Directors of the Company (the "Effective Date"). Options may be granted at any time on or after the Effective Date, and prior to termination of the 1997 Plan.

        The exercise price of each option granted under the 1997 Plan must be at least 100% of the fair market value per share of the Common Stock on the date the option is granted, except that options granted to a Ten Percent Holder shall be at an exercise price no less than one hundred ten percent (110%) of fair market value on the date of grant. All options granted pursuant to the 1997 Plan will expire no later than ten years from their grant date, provided that any option granted to a Ten Percent Holder shall be exercised with five years from the date of its grant. Any option is subject to earlier termination as determined by the Stock Option Committee and specified in the option agreement governing such option.

         The 1997 Plan provides that an optionee whose employment relationship has terminated, other than for Cause, may exercise his or her outstanding incentive stock options for a period of three months from the date of such termination. If a stock option holder dies or is permanently disabled, or retires at age 65 after ten (10) years of employment with the Company, such optionee, or his or her personal representative, may exercise such outstanding incentive stock options within one year after the date of such death or disability unless the option by its terms expires sooner. Upon termination, all stock options shall immediately become void and of no further force or effect. The Stock Option Committee may specify in each nonqualified stock option agreement, other circumstances under and time periods during which an optionee no longer an employee or director of the Company may exercise his or her outstanding nonqualified stock options. No option is transferable by the optionee otherwise than by will or the laws of descent and distribution, and no option may be granted after ten years from the Effective Date of the 1997 Plan.

        Consideration for the options granted pursuant to the 1997 Plan will be provided by the recipient's past, present and expected future contribution to the Company; no monetary consideration is provided.

        The consideration to be received by the Company upon exercise of options is to be paid (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock (which the optionee has held at least six months prior to delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, if such exercise does not result in the recognition of compensation expense to the Company, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the option and by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

        The 1997 Plan includes provisions for adjustment of the number of shares of Common Stock available for grant under and in the number of shares of Common Stock underlying outstanding options pursuant to this plan in the event of any stock splits, stock dividends or other relevant changes in the capitalization of the Company.

        The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, including Rule 16b-3 under the Exchange Act and Section 162(m) of the Code; provided, however, that no amendment shall be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under the Plan, (b) reduce the minimum purchase price per share of Common Stock subject to an option, (c) effect any change inconsistent with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (d) extend the term of this Plan or the maximum period during which an option may be exercised; provided, further, that this Plan shall not be amended in a manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under
Section 16 of the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

        With respect to options granted under the 1997 Plan, an optionee will not realize income as a result of the receipt of an option. An optionee exercising a stock option qualifying as an "incentive stock option" under the Code will not be deemed to have received any taxable income at the time of exercise of the option. In general, if an optionee does not dispose of the shares acquired upon exercise of an "incentive stock option" within the period ending on the later of (i) two years from the date of grant of such option and
(ii) one year after the date of transfer of such shares to the optionee pursuant to such exercise: (a) the amount, if any, realized in excess of the option price will be treated as long-term capital gain; or (b) the amount, if any, by which such option price exceeds the amount realized will be treated as long-term capital loss; and (c) the Company will not be allowed any deduction for federal income tax purposes with respect to the issuance or exercise of the option. However, if an optionee disposes of the shares acquired upon exercise of an "incentive stock option" at a time other than as described in the preceding sentence, then any gain on disposition will be taxed as ordinary income (and the Company will be entitled to a corresponding deduction).

        The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that (i) the Company shall withhold shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock (which the optionee has held at least six months prior to delivery of such shares or which the optionee purchased on the open market and in each case and for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). An Agreement may provide for shares of Common Stock to be delivered or withheld having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the optionee's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

        The aggregate market value of the 250,000 shares of Common Stock underlying options which may be granted pursuant to the 1997 Plan was approximately $1,836,000 as of March 24, 1997.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING IN PERSON OR BY PROXY AT THE MEETING (ASSUMING A QUORUM IS PRESENT) IS NECESSARY FOR APPROVAL OF THE 1997 PLAN.

                                 PROPOSAL NO. 3

                   RATIFICATION OF A ONE-TIME GRANT OF OPTIONS

        The Board has approved a one-time grant of non-qualified stock options under the Company's proposed 1997 Stock Option Plan to purchase 20,000 shares of Common Stock to each director who was neither an employee of the Company nor of the Company's affiliates. The exercise price of each option is $7.25.

NEW PLAN BENEFITS

        If the grant of options is approved by the shareholders, the benefits to be received in 1997 by directors who are neither employees of the Company nor of the Company's affiliates (the "Non-Employee Directors"), the only persons for whom benefits under the 1997 Plan, as amended, are determinable, will be as follows:

                                                                    1997 Plan
                                                            ----------------------------

Name and Position                                      Dollar Value           Number of Options
-----------------                                      ------------           -----------------
Gary M. Gray, Director                                  $115,000(1)                  20,000
Allan R. Raphael, Director                              $115,000(1)                  20,000

All Non-Employee Directors as a Group                   $230,000(1)                  40,000

---------------------

(1) Calculated by multiplying the fair market value of the Company's Common Stock on the date of grant (which is the exercise price of the stock options) by the number of stock options granted.


                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 PROPOSAL NO. 4
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board recommends that Shareholders vote for the approval of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 1996. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        A majority vote of the shares entitled to vote represented at the meeting is necessary for approval.

                 THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  OTHER MATTERS

        The Board is not aware of any other matter that may properly come before the meeting. If any matter not mentioned in this Proxy Statement is brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                              SHAREHOLDER PROPOSALS

        Shareholders are advised that any shareholder proposals intended for consideration at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before December 20, 1997 in order to be included in the proxy materials for the 1998 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize certified mail with return receipt requested.

                                   FORM 10-KSB

        A copy of the Company's Annual Report on Form 10-KSB for the Fiscal Year ended December 31, 1996, exclusive of exhibits, accompanies this proxy statement. Additional copies will be mailed without charge to any shareholder entitled to vote at the meeting, upon written request to: Gregory M. Yulish, Shareholder Services, The Harvey Entertainment Company, 1999 Avenue of the Stars, 20th Floor, Los Angeles, California 90067.


                                            By Order of the Board of Directors,


                                            Gregory M. Yulish
                                            Secretary
April 25, 1997
Los Angeles, California


        SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                      APPENDIX A

                        THE HARVEY ENTERTAINMENT COMPANY
                             1997 STOCK OPTION PLAN



                                 I. INTRODUCTION

1.1 PURPOSES. The purposes of the 1997 Stock Option Plan (the "Plan") of The Harvey Entertainment Company (the "Company") are (i) to align the interests of the Company's shareholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining officers and other key employees, consultants, independent contractors, agent and well-qualified persons who are not officers or employees of the Company ("Non- Employee Directors") for service as directors of the Company and (iii) to motivate such persons to act in the long-term best interests of the Company's shareholders.

1.2 ADMINISTRATION. This Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company (the "Board") consisting of two or more members of the Board. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, if such persons are available, an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan (which persons may include members of the Committee) and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an option intended to be qualified performance-based compensation, take action such that any or all outstanding options shall become exercisable in part or in full. Each option shall be evidenced by a written agreement (an "Agreement") between the Company and the optionee setting forth the terms and conditions of such option.

        The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an option to any person who is a "covered employee" within the meaning of
Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an option granted hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an officer or other person.

        No member of the Board of Directors or Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

        A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.3 ELIGIBILITY. Participants in this Plan shall consist of such officers, other key employees, consultants, independent contractors and agents of the Company, its subsidiaries from time to time and any other entity designated by the Board or the Committee (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-employee directors of the Company shall be eligible to participate in this Plan in accordance with Section III.

1.4 SHARES AVAILABLE. Subject to adjustment as provided in Section 3.7, 250,000 shares of the common stock of the Company ("Common Stock"), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options under the Plan. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of such option, or to satisfy all or a portion of the tax withholding obligations relating to such option, then such shares of Common Stock shall again be available under this Plan. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise.

                                II. STOCK OPTIONS

2.1 GRANTS OF STOCK OPTIONS. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option. An incentive stock option may not be granted to any person who is not an employee of the Company or any subsidiary (as defined in Section 424 of the Code). An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, which is intended by the Committee to constitute an incentive stock option. Each incentive stock option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options. "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in the NASDAQ National Market System on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which a transaction was reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

2.2 TERMS OF STOCK OPTIONS. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

        (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a non-qualified stock option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and the purchase price per share of Common Stock purchasable upon exercise of an incentive stock option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option.

        (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

        (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, if such exercise does not result in the recognition of compensation expense to the Company, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

        (d) Additional Reload Options. The Committee shall have the authority to include in any Agreement relating to an option a provision entitling the optionee to an additional option in the event such optionee exercises the option represented by such option agreement, in whole or in part, by delivering previously owned whole shares of Common Stock in payment of the purchase price in accordance with this Plan and such Agreement. Any such additional option shall be for a number of shares of Common Stock equal to the number of delivered shares, shall have a purchase price determined by the Committee in accordance with this Plan, shall be exercisable on the terms and subject to the conditions established by the Committee at the time of grant of such additional option, and shall be subject to such other terms and conditions as the Committee shall determine in accordance with this Plan.

2.3      TERMINATION OF EMPLOYMENT.

        (a) Disability. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of
(i) the date which is 12 months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option. For purposes of this Plan, "Disability" shall mean the inability of an optionee substantially to perform such optionee's duties and responsibilities for a continuous period of at least six months.

        (b) Retirement. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of retirement on or after age 65 after a minimum of ten (10) years of employment with the Company each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of
(i) the date which is twelve (12) months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

        (c) Death. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is twelve
(12) months (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

        (d) Other Termination. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option if the employment with the Company of the holder of an option is terminated by the Company for Cause, each option held by such holder shall terminate automatically on the effective date of such holder's termination of employment.

               Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates for any reason other than Disability, retirement on or after age 65 after a minimum of ten (10) years of employment with the Company or death or Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option; provided that if such optionee's employment is terminated for Cause, all options held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment. For purposes of this Plan, "Cause" shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, no longer conforms to the standard of the Company's executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

        (e)    Death Following Termination of Employment. Subject to paragraph
(f) below and unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(a) following termination of employment by reason of Disability, or if an optionee dies during the period set forth in Section 2.3(b) following termination of employment by reason of retirement on or after age 65 after a minimum of ten (10) years of employment with the Company, or if an optionee dies during the period set forth in Section 2.3(d) following termination of employment for any other reason other than Disability or retirement on or after age 65 after a minimum of ten (10) years of employment with the Company (or, in each case, such other period as set forth in the Agreement relating to an option), each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is twelve (12) months (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

        (f) Termination of Employment - Incentive Stock Options. Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of Permanent and Total Disability (as defined in Section 22(e)(3) of the Code), each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment by reason of Permanent and Total Disability, and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one (1) year (or such shorter period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability and (ii) the expiration date of the term of such option.

               Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of death, each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one
(1) year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

               If the employment with the Company of a holder of an incentive stock option terminates for any reason other than Permanent and Total Disability or death, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

               If the holder of an incentive stock option dies during the period set forth in the first paragraph of this Section 2.3(f) following termination of employment by reason of Permanent and Total Disability (or such shorter period as set forth in the Agreement relating to such option), or if the holder of an incentive stock option dies during the period set forth in the third paragraph of this Section 2.3(f) following termination of employment for any reason other than Permanent and Total Disability or death, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                                   III. GENERAL

3.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the shareholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1997 annual meeting of shareholders, shall become effective as of December 26, 1996. No option may be exercised prior to the date of such stockholder approval. This Plan may be submitted to the shareholders of the Company for approval in accordance with Section 162(m). This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

        In the event that this Plan is not approved by the shareholders of the Company on or before December 31, 1997, this Plan and any options granted hereunder shall be null and void.

3.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 3.7), (b) effect any change inconsistent with
Section 422 of the Code or (c) extend the term of this Plan; provided, further, that this Plan shall not be amended in a manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under Section 16 of the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

3.3 AGREEMENT. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

3.4 NON-TRANSFERABILITY. No option hereunder shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

3.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. An Agreement may provide that
(i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the optionee may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A),
(B) and (C), in each case to the extent set forth in the Agreement relating to the option; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). An Agreement may provide for shares of Common Stock to be delivered or withheld having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the optionee's maximum marginal tax rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

3.6 RESTRICTIONS ON SHARES. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise of such option or the delivery of shares thereunder, such option shall not be exercised and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

3.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option, the purchase price per security, and the number and class of securities subject to each option to be granted to non-employee directors pursuant to Article III shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being
(a) available under this Plan, such fractional security shall be disregarded, or
(b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

3.8 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

3.9 RIGHTS AS STOCKHOLDER. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

3.10 DESIGNATION OF BENEFICIARY. If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

3.11 GOVERNING LAW. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California and construed in accordance therewith without giving effect to principles of conflicts of laws.

3.12 FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant options to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                        THE HARVEY ENTERTAINMENT COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 3, 1997



        The undersigned Shareholder of The Harvey Entertainment Company (the "Company") hereby nominates, constitutes and appoints Jeffrey A. Montgomery and Gregory M. Yulish and each of them, the agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, 90067, California, on Tuesday, June 3, 1997 at 10:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

        1.     THE ELECTION OF DIRECTORS.  Electing Jeffrey A. Montgomery, Gary
M. Gray and Allan R. Raphael to serve on the Board of Directors of the Company until the next annual meeting following their election and until their successors are elected and have qualified.

                           AUTHORITY GIVEN [ ]      AUTHORITY WITHHELD  [ ]

        (INSTRUCTION: TO GRANT AUTHORITY TO VOTE FOR ALL OF THE NOMINEES NAMED ABOVE CHECK THE "AUTHORITY GIVEN" BOX; TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE CHECK THE "AUTHORITY GIVEN" BOX AND CROSS OUT THE NAME OF THE INDIVIDUAL ABOVE; TO WITHHOLD AUTHORITY FOR ALL NOMINEES CHECK THE "AUTHORITY WITHHELD" BOX.)

        2. APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN. Approving the Company's 1997 Stock Option Plan.

                                FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

        3. APPROVAL OF THE SPECIAL ONE-TIME GRANT OF OPTIONS TO DIRECTORS . Approving a one-time grant of options to purchase 20,000 shares at $7.25 per share to each non-employee director.

                                FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

        4. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS. Approving the selection of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1997.

                                FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]



                                                                     (Continued)

        5. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments thereof.


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

PLEASE SIGN AND DATE BELOW:

        DATED:
                              ---------------------------------

        I DO       DO NOT       EXPECT TO ATTEND THE MEETING.
             ----         ----
        BY:
                              ------------------------------------

        TITLE:
                              -----------------------------------


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.